Exhibit 23.2      Consent of Independent Auditors

                   (Letterhead of Timothy L. Steers, CPA, LLC)

         We consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of Nova Communications Ltd. of our report dated April 28, 2003 on our audits of the consolidated balance sheets of Nova Communications Ltd. as of December 31, 2002 and 2001 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the two years in the period ended December 31, 2002.


                                           /s/ TIMOTHY L. STEERS

November 25, 2003
Portland, Oregon









































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